UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2015

LRR Energy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35344	90-0708431
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Heritage Plaza

1111 Bagby Street, Suite 4600

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (713) 292-9510

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 4, 2015, LRR Energy, L.P. (the “Partnership”) entered into the Fifth Amendment (“Fifth Credit Agreement Amendment”) to the Credit Agreement dated as of July 22, 2011, among LRE Operating, LLC, as borrower (“OLLC”), the Partnership, as parent guarantor, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (“First Lien Agent”) (as amended by that certain First Amendment thereto dated as of September 30, 2011, that certain Second Amendment thereto dated as of June 8, 2012, that certain Third Amendment thereto dated as of June 27, 2012, and that Fourth Amendment dated as of October 1, 2014, the “Credit Agreement”).

The Fifth Credit Agreement Amendment, among other things, (i) increased the interest rate margins applicable to the loans with margins ranging from 2.00% to 3.10% for Eurodollar loans, and from 1.00% to 2.10% for base rate loans, in each case based on utilization of the credit facility, (ii) increased the commitment fee applicable to the unused portion of the borrowing base with amounts ranging from 0.375% to 0.800% based on the utilization of the credit facility, (iii) restricted the payments of distributions to $10.6 million through September 30, 2015; however, after October 1, 2015, distributions are subject to having a minimum of 15% availability under a conforming borrowing base amount after the distribution has been paid and (iv) decreased the borrowing base to $245,000,000. Pursuant to the amendment, the borrowing base will decrease in the amount of $1.0 million per month, beginning in June 2015 and continuing until the next redetermination of the borrowing base in the fall of 2015. The borrowing base of the Credit Agreement will revert to $195.0 million upon the earlier of November 1, 2015 and a termination of the Purchase Agreement and Plan of Merger dated as of April 20, 2015 (the “Merger Agreement”), by and among Vanguard Natural Resources, LLC (“Vanguard”), Lighthouse Merger Sub, LLC, a wholly owned indirect subsidiary of Vanguard, Lime Rock Management LP, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P., Lime Rock Resources II-A, L.P., Lime Rock Resources II-C, L.P., the Partnership and LRE GP, LLC, the general partner of the Partnership.

The foregoing description of the Fifth Credit Agreement Amendment is not complete and is qualified in its entirety by reference to the full text of the Fifth Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

On May 4, 2015, the Partnership entered into the Fifth Amendment (“Fifth Term Loan Agreement Amendment”) to the Second Lien Credit Agreement by and among the Partnership, as parent guarantor, OLLC, as borrower, the lenders from time to time party thereto and Wells Fargo Energy Capital, Inc., as administrative agent (“Second Lien Agent”) (as amended by that certain First Amendment thereto dated as of March 21, 2013, that certain Second Amendment thereto dated as of February 12, 2014, that certain Third Amendment thereto dated as of June 6, 2014, and that certain Fourth Amendment thereto dated as of October 1, 2104, the “Term Loan Agreement”).

The Fifth Term Loan Agreement Amendment, among other things, amended the Term Loan Agreement to (i) increase the interest rate margins applicable to the loan with margins for Eurodollar loans and Alternate Base Rate loans increasing to 9.50% and 8.50%, respectively, after September 30, 2015, and (ii) restrict the payments of distributions to $10.6 million through September 30, 2015; however, after October 1, 2015, distributions are subject to having a minimum of 15% availability under a conforming borrowing base amount after the distribution has been paid.  In connection with the Fifth Term Loan Agreement Amendment, the Partnership received a waiver on the asset coverage test ratio for the test date occurring on December 31, 2014.

The foregoing description of the Fifth Term Loan Agreement Amendment is not complete and is qualified in its entirety by reference to the full text of the Fifth Term Loan Agreement Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1

Fifth Amendment dated as of May 4, 2015 to Credit Agreement dated as of July 22, 2011, among LRE Operating, LLC, as borrower, LRR Energy, L.P., as parent guarantor, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent.

10.2

Fifth Amendment dated as of May 4 2015 to Second Lien Credit Agreement dated as of June 28, 2012, among LRE Operating, LLC, as Borrower, LRR Energy, L.P., as Parent Guarantor, the lenders from time to time party thereto and Wells Fargo Energy Capital, Inc., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LRR ENERGY, L.P.

	By:	LRE GP, LLC,
its general partner

Date: May 6, 2015	By:	/s/ Jaime R. Casas
	Name:	Jaime R. Casas
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1

Fifth Amendment dated as of May 4, 2015 to Credit Agreement dated as of July 22, 2011, among LRE Operating, LLC, as borrower, LRR Energy, L.P., as parent guarantor, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent.

10.2

Fifth Amendment dated as of May 4 2015 to Second Lien Credit Agreement dated as of June 28, 2012, among LRE Operating, LLC, as Borrower, LRR Energy, L.P., as Parent Guarantor, the lenders from time to time party thereto and Wells Fargo Energy Capital, Inc., as Administrative Agent.